UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2026

Mastech Digital, Inc.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	001-34099	26-2753540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 Cherrington Parkway Building 210 Suite 400
Moon Township, Pennsylvania		15108
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 412 787-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MHH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K filed by Mastech Digital, Inc. (the "Company") is being filed solely to include Exhibit 10.1, the Restricted Stock Agreement dated March 30, 2026, between Mastech Digital, Inc. and Nirav Patel, which was omitted from the original filing. The Company has updated the exhibit link set forth in Item 9.01 but has made no other changes to the original filing, the text of which is set forth in its entirety below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2026, Mastech Digital, Inc. (the "Company") and Nirav Patel, the Company's Chief Executive Officer and President, agreed to the payment of Mr. Patel's 2025 annual performance bonus in the form of restricted shares in lieu of cash payment. The terms regarding the issuance of these restricted shares are set forth in a Restricted Stock Agreement between the Company and Mr. Patel dated March 30, 2026 (the “Restricted Stock Agreement”).

In accordance with the Executive Employment Agreement by and between the Company and Mr. Patel and dated November 1, 2024 (the “Patel Employment Agreement”), Mr. Patel is eligible to earn an annual performance bonus, subject to the attainment of annual performance goals as determined by the Board of Directors. For 2025, Mr. Patel earned a performance bonus of $616,932.00.

The Compensation Committee determined the conversion of cash payment to number of awarded restricted shares based on a 30-day volume-weighted average price (VWAP) of $6.15. Mr. Patel received 100,314 restricted shares, subject to immediate vesting.

Under the terms of the Restricted Stock Agreement, Mr. Patel will be prohibited from disposing these restricted shares until March 30, 2028, subject to immediate lapse of any restriction due to (i) separation from the Company for any reason, (ii) death, or (iii) disability.

The foregoing description of the Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by the full text of the Restricted Stock Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the Patel Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Patel Employment Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2024, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

10.1	Restricted Stock Agreement dated March 30, 2026, between Mastech Digital, Inc. and Nirav Patel

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH DIGITAL, INC.

Date:	April 3, 2026	By:	/s/ Kannan Sugantharaman
Kannan Sugantharaman, Chief Financial Officer